Exhibit 5.2 and 23.2

July [ ], 2015

Financial Services Vehicle Trust
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677

BMW Auto Leasing LLC
300 Chestnut Ridge Road
Woodcliff Lake, New Jersey 07677

Re:	Financial Services Vehicle Trust

Ladies and Gentlemen:

We have acted as special Delaware counsel to Financial Services Vehicle Trust, a Delaware statutory trust (the “Trust”), in connection with the transactions contemplated by the Trust Agreement of the Trust, amended and restated as of September 27, 1996, between BMW Manufacturing L.P., an Indiana limited partnership (“BMWLP”), and Chase Bank USA National Association (“Chase”), a national banking association (f/k/a Chase Manhattan Bank Delaware, as successor-in-interest to Chemical Bank Delaware), as amended by the Amendment to Trust Agreement, dated as of May 25, 2000, among BMWLP, BMW Financial Services NA, LLC (“BMW”) and Chase, and as further amended by the Amendment to Trust Agreement, dated as of December 1, 2006, among BMWLP, Chase and BNY Mellon Trust of Delaware (f/k/a/ The Bank of New York (Delaware)), as successor to Chase (the foregoing documents collectively being referred to herein as the “Base Trust Agreement”).  This opinion is being delivered pursuant to your request.  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Base Trust Agreement.

We have examined originals or copies of the following documents:

(a)	The Base Trust Agreement;

(b)
The Certificate of Trust of the Trust, dated as of September 11, 1995, as amended by the Certificate of Amendment, dated as of September 27, 1996, and the Restated Certificate of Trust, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on September 11, 1995, September 27, 1996 and December 1, 2006, respectively (collectively, the “Certificate of Trust”);

Financial Services Vehicle Trust
July [ ], 2015

(c)
A form of Vehicle Trust Supplement to the Base Trust Agreement (the “SUBI Supplement” and together with the Base Trust Agreement, the “Trust Agreement”), attached as Exhibit 10.2 to the Form S-3 Registration Statement filed by the Trust with the Securities and Exchange Commission (the “Registration Statement”) on July [ ], 2015;

(d)	A form of SUBI Certificate (the “SUBI Certificate”) attached to the SUBI Supplement as Exhibit B; and

(e)	A Certificate of Good Standing for the Trust, dated July [ ], 2015, obtained from the Secretary of State.

For purposes of this opinion, we have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information expressly set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

1.           Upon execution and delivery of the SUBI Supplement pursuant to the terms of the Base Trust Agreement, the Trust will have the power and authority under the Trust Agreement and the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”), to execute, deliver and perform its obligations under the SUBI Certificate, and the SUBI Certificate will be duly authorized by the Trust.

2.           When the SUBI Certificate has been duly authorized by all necessary trust action and has been duly executed, authenticated and delivered against payment therefor as described in the Trust Agreement and as contemplated by the Registration Statement, it will be fully paid, non-assessable and validly issued and the holder thereof shall be entitled to the benefits of the Trust Agreement.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

A.           We are admitted to practice law in the State of Delaware and we do not hold ourselves out as being experts on the law of any other jurisdiction.  The foregoing opinions are limited to the laws of the State of Delaware currently in effect.  We express no opinion with respect to (i) federal laws, including without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended, (ii) state tax, insurance, securities or blue sky laws or (iii) laws relating to the particular nature of the Trust assets.

Financial Services Vehicle Trust
July [ ], 2015

B.           We have assumed (i) the due organization, formation or creation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization, (ii) except to the extent provided in paragraph 1 above, that each party had or will have the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iii) the legal capacity of natural persons who are signatories to the documents examined by us, (iv) except to the extent provided in paragraph 2 above, that each party had or will have duly authorized, executed and delivered the documents examined by us, (v) that, upon the issuance of the SUBI Certificate, the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust will be in full force and effect, (vi) that the foregoing documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions as expressed herein, (vii) that all documents submitted to us as forms will be duly completed in a manner consistent with the opinions stated herein and (viii) that when issued, the SUBI Certificate will contain a certificate of authentication executed by the Vehicle Trustee, or an agent thereof, by manual signature.

C.           The opinion in paragraph 2 above is subject to (i) applicable bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) applicable public policy with respect to the enforceability of provisions relating to exculpation, indemnification or contribution, and (iv) judicial imposition of an implied covenant of good faith and fair dealing.

D.           Notwithstanding any provision in the Trust Agreement to the contrary, we note that upon the occurrence of an event of dissolution of the Trust or a series thereof, the Trust cannot make any payments or distributions to the beneficial owners of the Trust or applicable series thereof until creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

E.           We express no opinion with respect to (i) provisions of a document reviewed by us to the extent that such provisions purport to bind a person or entity that is not a party to such document, (ii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, (iii) any provisions in the Trust Agreement that purport to restrict any right that a party may have to apply for a judicial dissolution of the Trust or (iv) the limitation on liabilities of separate series of the Trust as provided in Section 3804(a) of the Act.

F.           With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents, (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein, and (v) in connection with the documents of which we have received a form, that all blanks contained in such documents have been properly and appropriately completed, and optional provisions included in such documents have been properly and appropriately selected.

Financial Services Vehicle Trust
July [ ], 2015

G.           We have not participated in the preparation of the Registration Statement (other than this opinion) or any other offering materials with respect to the Trust and assume no responsibility for their contents, except for this opinion.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  We also  consent to the use of our name in the Registration Statement.  In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

DKD/AYS